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                                                                    EXHIBIT 2.11


                                MERGER AGREEMENT

                  THIS MERGER AGREEMENT ("Agreement") is made as of April 10, 1998, by and among OFFICE CENTRE CORPORATION, a Delaware corporation ("Buyer"), OFFICE CENTRE YORBA LINDA, a Delaware corporation and a wholly-owned subsidiary of Buyer ("Acquisition"), OFFICE SOLUTIONS BUSINESS PRODUCTS and SERVICES, INC., a California corporation ("Company"), ROBERT J. MAIRENA, an individual resident in California and CYNTHIA S. MAIRENA, an individual resident in California (each the "Seller" or "Shareholder" and collectively the "Sellers" and "Shareholders").


                                    RECITALS

                  WHEREAS, Buyer, Acquisition, the Company and the Sellers wish to set forth the terms and conditions upon which a merger of the Company with and into Acquisition will occur and provide for the representations, warranties, agreements, and conditions applicable to the transactions contemplated by this Agreement;

                  WHEREAS, the Board of Directors of each of Buyer, Acquisition and the Company deems the merger advisable and in the best interests of each of Buyer, Acquisition and the Company and of their respective shareholders.

                  WHEREAS, the shareholders of Acquisition and the Company have approved this Agreement.

                                    AGREEMENT

                  The parties, intending to be legally bound, agree as follows:

                  1.       DEFINITIONS

                           For purposes of this Agreement, the following
terms have the meanings specified or referred to in this Section
1:

                           "ACQUISITION ADJUSTED EBITDA"--as defined in
Section 2.7(a).

                           "APPLICABLE CONTRACT"--any Contract (a) under
which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned, leased or used by it is or may become bound.

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                    "BALANCE SHEET"--as defined in Section 3.4.

                    "BEST EFFORTS"--the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to cause such result to be achieved as expeditiously as possible, however not at an unusual or unreasonable cost or on unusual or unreasonable terms.

                    "BREACH"--a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been any material inaccuracy in or breach of, or any material failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such material inaccuracy, breach, failure, claim, occurrence, or circumstance.

                    "BUYER"--as defined in the first paragraph of this Agreement.

                    "CLOSING"--as defined in Section 2.6.

                    "CLOSING DATE"--the date and time as of which the Closing actually takes place.

                    "COMPANY"--as defined in the first paragraph of this Agreement.

                    " COMPANY ADJUSTED EBITDA" --earnings of the Company before interest, taxes, depreciation and amortization with items added back for the accounting period in question. Company Adjusted EBITDA shall be determined consistent with Exhibit 2.7(a) which is attached hereto and incorporated herein.

                    "CONSENT"--any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

                    "CONTEMPLATED TRANSACTIONS"--all of the transactions contemplated by this Agreement, including:

                    (a) the merger of the Company with and into Acquisition;

                    (b) the execution, delivery, and performance of the Employment Agreement; and

                    (c) the performance by Buyer, Acquisition, the Company and Sellers of their respective covenants and obligations under this Agreement.


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                    "CONTRACT"--any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

                    "DISCLOSURE DOCUMENT" --as defined in Section 4.7.

                    "DAMAGES"--as defined in Section 11.2.

                    "DISCLOSURE LETTER"--the disclosure letter delivered by Sellers and the Company to Buyer concurrently with the execution and delivery of this Agreement.

                    "EBITDA"--earnings before interest, taxes, depreciation and amortization.

                    "EBITDA CERTIFICATE" --as defined in Section 2.7(b).

                    "EMPLOYMENT AGREEMENT"--as defined in Section 7.2.

                    "ENCUMBRANCE"--any charge, claim, lien, option, pledge, security interest, right of first refusal, or restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

                    "ENVIRONMENT"--soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

                    "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES"-- any cost, damages, expense, liability, or obligation, arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

                    (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

                    (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

                    (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or

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corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law and for any natural resource damages; or

                    (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

                    The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. sec. 9601 et seq., as amended ("CERCLA").

                    "ENVIRONMENTAL LAW"--any Legal Requirement that requires or relates to:

                    (a) advising or notifying of appropriate authorities and employees of releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

                    (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

                    (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

                    (d) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

                    (e) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention;

                    (f) pollution, contamination, protection of the Environment, human health or safety.

                    "ERISA"--the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

                    "FACILITIES"--any real property, leaseholds, or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures, or equipment

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(including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by the Company.

                    "FIRST MERGER CONSIDERATION" --as defined in Section 2.7(a).

                    "GAAP"--generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Audited Financial Statements referred to in Section 3.4 were prepared.

                    "GOVERNMENTAL AUTHORIZATION"--any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body.

                    "GOVERNMENTAL BODY"--any:

                    (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                    (b) federal, state, local, municipal, foreign, or other government;

                    (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                    (d) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

                    "HAZARDOUS ACTIVITY"--the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment and any other act or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Company.

                    "INTEREST SHARES" --as defined in Section 2.7(d).

                    "INTERIM BALANCE SHEET"--as defined in Section 3.4.

                    "HAZARDOUS MATERIALS"--any waste or other substance that is listed, defined, designated, classified or regulated as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or

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pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

                    "IRC"--the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

                    "IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

                    "KNOWLEDGE"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if (a) such individual is actually aware of such fact or other matter or (b) an ordinarily prudent individual would discover or otherwise become aware of such fact or other matter in the ordinary course of business; provided further that "Knowledge" is distinguished from "actual knowledge", which means only actual awareness by the individual in question of the fact or other matter.

                    A Person (other than an individual) will be deemed to have "Knowledge" or "actual knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director or officer of such Person has, or at any time had, Knowledge or actual knowledge, respectively, of such fact or other matter.

                    "LEGAL REQUIREMENT"--any federal, state, local, municipal, or other administrative order, constitution, law, ordinance, principle of common law, regulation, or statute.

                    "MERGER CONSIDERATION" --as defined in Section 2.7(a).

                    "OCCUPATIONAL SAFETY AND HEALTH LAW"--any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program designed to provide safe and healthful working conditions.

                    "ORDER"--any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

                    "ORDINARY COURSE OF BUSINESS"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

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                    (a) such action is consistent with the past practices of
such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

                    (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

                    (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the Board of Directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of businesses as such Person.

                    "ORGANIZATIONAL DOCUMENTS"--(a) the articles or certificate of incorporation and the bylaws of a corporation; (b) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (c) any amendment to any of the foregoing.

                    "PERSON"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

                    "PROCEEDING"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

                    "RELATED PERSON"--with respect to a particular individual:

                    (a) each other member of such individual's Family;

                    (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

                    (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

                    (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).


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                           With respect to a specified Person other than an
individual:

                    (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

                    (b) any Person that holds a Material Interest in such specified Person;

                    (c) each Person that serves as a director, officer, general partner, executor, or trustee of such specified Person (or in a similar capacity);

                    (d) any Person in which such specified Person holds a Material Interest;

                    (e) For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any child, parent, brother or sister of the individual or the individual's spouse, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

                    "RELEASE"--any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

                    "REPRESENTATIVE"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

                    "SECOND MERGER CONSIDERATION" --as defined in Section
2.7(a).

                    "SECURITIES ACT"--the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

                    "SELLERS"--as defined in the first paragraph of this Agreement.

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                    "SUBSIDIARY"--with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

                    "SURVIVING CORPORATION"--the corporation that survives the merger of the Company into Acquisition, namely Acquisition.

                    "TAX"--any tax (including any income tax, capital gains tax, value added tax, sales tax, property tax, gift tax, or estate levy), levy, assessment, tariff, duty, deficiency, or other fee in any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any Governmental Body or payable pursuant to any tax sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee.

                    "TAX RETURN"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

                    "THREAT OF RELEASE"--a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

                    "THREATENED"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing) that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

          2.       THE MERGER

                    2.1 THE MERGER

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                    Upon the terms and subject to the conditions of this
Agreement, at the Effective Time, Company shall be merged with and into Acquisition (the "Merger"). The separate existence and corporate organization of the Company shall thereupon cease and the Company and Acquisition shall thereupon be a single corporation. Acquisition shall be the surviving corporation in the Merger (the "Surviving Corporation") and shall continue its existence under the provisions of the Delaware General Corporation Law.

                    2.2 EFFECTIVE DATE OF THE MERGER

                    On the Closing Date, a certificate of merger (the "Articles of Merger") shall be executed by the Company and Acquisition and shall be filed with the Secretary of State of the States of California and Delaware. The Merger shall become effective at such time as the Articles of Merger are filed with the Secretary of State of the States of California and Delaware, such time being hereinafter called the "Effective Time."

                    2.3 ARTICLES OF INCORPORATION

                    The Articles of Incorporation of Acquisition as in effect immediately prior to the Effective Time shall be and remain the Articles of Incorporation of the Surviving Corporation from and after the Effective Time until amended as provided by law.

                    2.4 BY-LAWS

                    The By-Laws of Acquisition as in effect immediately prior to the Effective Time shall be and remain the By-Laws of the Surviving Corporation from and after the Effective Time until amended as provided by law.

                    2.5 DIRECTORS AND OFFICERS

                    Acquisition and Buyer shall, at Closing, cause Robert J. Gillon, Jr., [Buyer appointment] and Bob Mairena to be appointed as directors of the Surviving Corporation. Bob Mairena and Robert J. Gillon, Jr. shall serve as the officers of the Surviving Corporation until their successors have been elected or appointed and shall have qualified in accordance with applicable law.

                    2.6 CLOSING

                    The closing of such Merger (the "Closing") shall be effective (i) on the date the conditions in Sections 7 and 8 have been satisfied or otherwise waived, or (ii) at such other date as the parties hereto shall agree in writing (the "Closing Date"), provided, however that the Closing and the Closing Date


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shall not be earlier than April 6, 1998. The Closing shall be held at the offices of Buyer's counsel at 200 East Las Olas Boulevard, Fort Lauderdale, Florida 33301 at 10:00 a.m. (local time).

                    2.7 CONVERSION OF COMPANY COMMON STOCK

                    (a) At the Effective Time, by virtue of the Merger and without any further action on the part of any holder of capital stock of Buyer, Acquisition, the Company or Sellers: (i) the Company shall be merged with and into Acquisition; and (ii) the shares of the Company held by Sellers shall be converted into and shall become, without further action on the part of the Sellers, the right to receive cash and stock equal to the "Merger Consideration". The Merger Consideration shall consist of the "First Merger Consideration" and the "Second Merger Consideration". The "First Merger Consideration" means cash and stock having an aggregate value of seven (7) times the annualized Company Adjusted EBITDA based upon the greater of: (aa) the annualized Company Adjusted EBITDA for the three (3) months beginning January 1, 1998 and ending with March 31, 1998; or (bb) the annualized Company Adjusted EBITDA for the full months beginning January 1, 1998 and ending on the last day of the month immediately prior to the Closing for which financial statements are available. The parties agree that Exhibit 2.7(a), which is attached hereto and incorporated herein by this reference, sets forth the agreed categories of adjustments for the Company. The First Merger Consideration shall consist of (i) fifty percent (50%) in shares of restricted Common Stock of Buyer which number of shares of Common Stock shall be determined by dividing fifty percent (50%) of the amount of the total First Merger Consideration by Buyer's initial public offering price per share (the "IPO Price") and (ii) fifty percent (50%) in cash. The "Second Merger Consideration" shall be shares of Buyer's Common Stock having a value, at the IPO Price, of an amount equal to three and one-half (3.5) times the difference between; (i) the annualized Company Adjusted EBITDA used in determining First Merger Consideration and (ii) Acquisition Adjusted EBITDA. "Acquisition Adjusted EBITDA" means the actual twelve (12) months EBITDA of Acquisition after the Effective Date, including in such calculation of EBITDA any increase for any acquisitions for such period, and excluding (i) all reasonable acquisition expenses of this merger transaction and any and all other acquisitions (provided however that any acquisition costs not incurred or approved by Sellers shall be excluded regardless of whether such costs are reasonable which consent shall not be unreasonably withheld by Sellers); and
(ii) any costs or expenses not in the ordinary course of Acquisition's business which are approved by Buyer in writing; (iii) all overhead, management fees, or other amounts charged to Acquisition by Buyers or any Related Person of Buyer. There shall be counted as an expense, any bonus amounts paid to Robert Mairena or a bonus to any employee of the Company


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in lieu of payment to Mairena. Notwithstanding the foregoing, in no event shall the number of shares to be issued as the Second Merger Consideration exceed the number of shares issued as a part of the First Merger Consideration. The only restrictions on the Common Stock Buyer issued as Merger Consideration shall be those set forth in Section 5.8 and as required by law.

                           (b)      Within 120 calendar days the first
anniversary of the Effective Date, Buyer shall cause its independent auditing firm to deliver to the Sellers a report of Acquisition Adjusted EBITDA of Acquisition for the twelve (12) month period which ended on the first Anniversary of the Effective Date (the "EBITDA Certificate"). In the event that Acquisition produces Acquisition Adjusted EBITDA for such twelve (12) month period in excess of annualized Company Adjusted EBITDA on which the Merger Consideration was based, as determined by the accountants for Buyer, then following review of the EBITDA certificate by Sellers and resolution of any dispute pursuant to Section 2.7(c), Buyer shall cause the delivery to Sellers, shares of its Common Stock in an amount equal to three and one-half (3.5) times the increase divided by the IPO Price (but in no event a number of shares greater than the number of shares included in the First Merger Consideration). If the Acquisition Adjusted EBITDA is less than the annualized Company Adjusted EBITDA on which the First Merger Consideration was based then no additional consideration shall be received by Sellers. In addition to the Second Merger Consideration, Buyer shall further issue and deliver to Seller the Interest Shares simultaneously with delivery of the Second Merger Consideration.

                           (c)      The Sellers shall have a period of
forty-five (45) days after delivery of the EBITDA certificate, to present in writing to Buyer, any objections that the Sellers may have to any of the matters set forth in such certificate, which objection shall be set forth in reasonable detail. Sellers and Sellers' Representatives shall have full access to the books and records of Acquisition and, to the extent relevant, of Buyer during each forty-five (45) day period. If no objections are raised within such forty-five
(45) day period, the certificate shall be deemed accepted and approved by the Sellers. If the Sellers shall raise any objections within the forty-five (45) day period, the parties shall attempt to resolve the matter or matters in dispute. If such dispute cannot be resolved within a further period of thirty
(30) days, the Sellers shall have the right to submit the dispute to a nationally recognized firm of independent public accountants mutually agreed to by Sellers and Buyer, which firm shall make a final and binding determination as to such matter or matters in dispute. Each party shall bear one-half of the fees and expenses in connection with such review.

                           (d)      If Sellers are entitled to Second Merger
Consideration, then, in addition to the shares of Buyer's Common

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Stock constituting the Second Merger Consideration, Sellers shall also be entitled to receive shares of Buyer's Common Stock valued at the IPO price, in an amount equal to interest at the Applicable Federal Rate (determined as of the Effective Date) on the value of the Second Merger Consideration, from the Effective Date until the Second Merger Consideration is paid (the "Interest Shares"). Should the foregoing computation result in a fractional share, the number of Interest Shares shall be rounded up.

                           (e)      The parties acknowledge and agree that the
Second Merger Consideration is necessary because of the inability of Buyer and Sellers to agree on the value of the Company and a fixed amount of merger consideration at the Closing, particularly given the Company's high rate of growth during the fiscal year ending September 30, 1997 and during the current fiscal year.

                           2.8      DETERMINATION OF FIRST MERGER CONSIDERATION

                           At least three (3) days before the scheduled
Closing Date, Company shall deliver to Buyer Company's computation of annualized Company Adjusted EBITDA for the period January 1, 1998 through March 31, 1998 and for the period January 1, 1998 through the end of the last full month prior to the scheduled Closing Date ("Company's EBITDA Certificate"); provided, however that if the Company's financial records have not been properly closed for that month and do not reasonably permit inclusion of the last full month prior to the scheduled Closing Date, then the second period calculation shall be based on January 1, 1998 through the end of the most recent full month before the scheduled Closing Date for which the Company's financial records have been properly closed.

                           Sellers and Buyer shall review the Company's
EBITDA Certificate and, subject to correction of any obvious error in the Company's EBITDA Certificate, the First Merger Consideration paid at the Closing shall be paid based on the Company's EBITDA Certificate.

                           During thirty (30) days following the Closing,
Sellers may provide to Buyer a revised Company's EBITDA Certificate and any corrections which Sellers believe are appropriate.

                           Within thirty (30) days after the Closing or, if a
revised Company's EBITDA Certificate is timely delivered by Sellers to Buyer, then within thirty (30) days after delivery of the revised Company's EBITDA Certificate, Buyer shall notify Sellers that either: (1) Buyer accepts as accurate the Company's EBITDA Certificate or the revised Company's EBITDA Certificate, as applicable; or (2) Buyer disputes the accuracy of the Company's EBITDA Certificate or the revised Company's EBITDA


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Certificate, as applicable, specifying the disputed items and the factual basis for the dispute. Failure of Buyer to so notify Sellers within such thirty (30) day period shall constitute acceptance and approval by Buyer and Acquisition of the Company's EBITDA Certificate or the revised Company's EBITDA Certificate, as applicable.

                           If Buyer timely disputes any items, Sellers and
Buyer shall attempt to resolve the matter(s) in dispute. If such dispute is not resolved within a further period of thirty (30) days, either Sellers or Buyer may submit the dispute to a nationally recognized firm of independent public accountants mutually acceptable to Sellers and Buyer, which firm shall make a final and binding determination as to such matter(s) in dispute. Each party shall bear one-half of the fees and expenses in connection with such review.

                           Upon final resolution of the amount of the First
Merger Consideration, any required adjustment shall be made by the respective party promptly and one-half in cash/cash equivalents and one-half in Buyer's Common Stock valued at the IPO Price.

                  3.       REPRESENTATIONS AND WARRANTIES OF SELLERS

                   The Company and Sellers hereby jointly and severally represent and warrant to Buyer and Acquisition as follows:

                           3.1      ORGANIZATION AND GOOD STANDING

                           (a)      The Company is a corporation duly organized,
validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where failure to so qualify would not have a material affect on the Company.

                           (b)      Sellers have delivered or made available to
Buyer copies of the Organizational Documents of the Company, as currently in effect.

                           3.2      AUTHORITY; NO CONFLICT


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             (a) This Agreement constitutes the legal, valid, and binding obligation of Sellers and the Company, enforceable against Sellers and the Company in accordance with its terms subject to bankruptcy, insolvency or other laws affecting the rights of creditors generally. Sellers and the Company have all right, power, authority, and capacity to execute and deliver this Agreement and to perform their obligations under this Agreement. The Sellers and the Company have approved this Agreement under applicable state corporate law provisions, and such approval is binding.

             (b) Except as set forth in Part 3.2 of the Disclosure
Letter, neither the execution and delivery of this Agreement by Company and Sellers nor the consummation or performance of any of the Contemplated Transactions by Company and Sellers will, directly or indirectly (with or without notice or lapse of time):

                    (i) result in a violation of (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or the stockholders of the Company;

                    (ii) result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any material remedy or obtain any material relief under, any Legal Requirement or any Order to which the Company or Sellers, or any of the assets owned or used by the Company, may be subject;

                    (iii) result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any material Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

                    (iv) result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material Applicable Contract; or

                    (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the material assets owned or used by the Company.

                    Except as set forth in Part 3.2 of the Disclosure Letter, neither Sellers or the Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this

Agreement or the consummation or performance of any of the Contemplated Transactions.

                           (c)      Sellers are acquiring the Buyer's Common
Stock for their own account and not with a view to its distribution within the meaning of Section 2(11) of the Securities Act. Sellers are "accredited investors" as such term is defined in Rule 501(a) under the Securities Act.

                           3.3      CAPITALIZATION

                           The authorized equity securities of the Company
consist of 1,500 shares of common stock, no par value, of which 1,000 shares are issued and outstanding and constitute all the outstanding shares of the Company. The Sellers are and will be on the Closing Date, the record and beneficial owner and holder of the outstanding shares of the Company free and clear of all Encumbrances. All of the outstanding shares of the Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement. Except as set forth in part 3.3 of the Disclosure Letter, the Company does not own, or has any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

                           3.4      FINANCIAL STATEMENTS

                           Company has delivered or made available to Buyer:
(a) a reviewed balance sheet of the Company as at September 30, 1996; (b) the audited balance sheet, related statements of income, changes in stockholders' equity, and cash flow for the fiscal year then ending September 30, 1997 (the "Audited Financial Statements"); and (c) a reviewed balance sheet of the Company as at December 31, 1997 (the "Interim Balance Sheet") and the related consolidated statement of income, changes in stockholders' equity, and cash flow for the three (3) months then ended. Such financial statements and notes fairly present in all material respects the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP subject, in the case of Interim Balance Sheet, to normal recurring year-end adjustments (the effect of which will not, individually run the aggregate, be materially adverse). No financial statements of any Person other than the Company are required by GAAP to be included in the financial statements.

                           3.5      BOOKS AND RECORDS

                    The books of account and other financial records of the Company, all of which have been made available to Buyer are, complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of the Company contain accurate and complete records of all meetings held by the stockholders, the Board of Directors, and committees of the Board of Directors of the Company and accurately reflect in all material respects, all other corporate action of the Shareholders and Board of Directors of the Company for which minutes were prepared. At the Closing, all of those books and records will be in the possession of the Company.

                           3.6      TITLE TO TANGIBLE PROPERTIES; ENCUMBRANCES

                           Part 3.6 of the Disclosure Letter contains a
complete and accurate list of all real property, leaseholds, or other interests therein owned by the Company. The Company does not hold fee title to any real property. Sellers have delivered or made available to Buyer copies of leases by which the Company occupies such real property and such leases are true, complete and accurate. The Company owns or leases all the tangible properties and assets (whether real, personal, or mixed) that they purport to own or lease located in the facilities owned or operated by the Company and reflected as owned or leased in the books and records of the Company, including all of the tangible properties and assets reflected in the Interim Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in Part
3.6 of the Disclosure Letter and personal property sold since the date of the Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the tangible properties and assets purchased or otherwise acquired by the Company since the date of the Interim Balance Sheet (except for personal property acquired and sold since the date of the Interim Balance Sheet in the Ordinary Course of Business and consistent with past practice), which subsequently- purchased or acquired tangible properties and assets (other than inventory and short-term investments) are listed in Part 3.6 of the Disclosure Letter. All material tangible properties and assets reflected in the Interim Balance Sheet are free and clear of all Encumbrances except with respect to all such properties and assets, (a) mortgages or security interests shown on the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes not yet due, and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

                           3.7      CONDITION AND SUFFICIENCY OF ASSETS

                           The buildings, plants, structures, and equipment
of the Company are structurally sound, in good operating condition and repair, and adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

                           3.8      ACCOUNTS RECEIVABLE

                           All accounts receivable of the Company that are
reflected on the Balance Sheet, the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are, or will be as of the Closing Date, current and collectible net of the respective reserves shown on the Balance Sheet, the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (in the case of the reserve as of the Closing Date, the reserves will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Interim Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within 120 days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Part 3.8 of the Disclosure Letter contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

                           3.9      INVENTORY

                           All inventory of the Company, whether or not
reflected in the Interim Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, which in no event exceeds $10,000, all of which have been written off or written down to net realizable value in the Balance Sheet or on the accounting records of the Company as of the Closing Date, as the case may be. All inventories not written off have been priced at cost. The quantities of each item of inventory are reasonable in the present circumstances of the Company.

                           3.10     NO UNDISCLOSED LIABILITIES

                           Except as set forth in Part 3.10 of the Disclosure
Letter, the Company has no liabilities or obligations of any nature (whether known or whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the date thereof.

                           3.11     TAXES

                           (a)      The Company has filed or caused to be filed
(on a timely basis since December 31, 1996) all Tax Returns that are or were required to be filed by or with respect to the Company pursuant to applicable Legal Requirements. Company has delivered to Buyer copies of, and Part 3.11 of the Disclosure Letter contains a complete and accurate list of, all such Tax Returns filed by the Company since December 31, 1996. The Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by the Company, except such Taxes, if any, as are listed in Part 3.11 of the Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet.

                           (b)      Except as set out in Part 3.11 of the
Disclosure Schedule, no United States federal income Tax Returns of the Company subject to such Taxes have been audited by the IRS for the taxable year ending September 30, 1997, which is the only full taxable year of the Company. Part
3.11 of the Disclosure Letter contains a complete and accurate list of any audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Part
3.11 of the Disclosure Letter, are being contested in good faith by appropriate proceedings. Part 3.11 of the Disclosure Letter describes all adjustments to the United States federal income Tax Returns filed by the Company or any group of corporations including the Company for all taxable years since December 31, 1996, and the resulting deficiencies proposed by the IRS. Except as described in
Part 3.11 of the Disclosure Letter, the Company has not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Company or for which the Company may be liable.

                    (c) The charges, accruals, and reserves with respect to Taxes on the respective books of the Company are adequate (determined in accordance with GAAP) and are at least equal to the Company's liability for Taxes based on the Company's taxable income for the period in question. There exists no proposed tax assessment against the Company except as disclosed in the Balance Sheet or in Part 3.11 of the Disclosure Letter. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the Company. All Taxes that the Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

                    (d) All Tax Returns filed by the Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement.

                    3.12 NO MATERIAL ADVERSE CHANGE

                    Except as set forth in Part 3.12 of the Disclosure Letter and, since the date of the Interim Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company, and, to Sellers' and the Company's actual knowledge, no event has occurred or circumstance exists that may result in such a material adverse change, other than general economic conditions that could affect the Company.

                    3.13 EMPLOYEE BENEFITS

                    Except for group medical insurance and any associated life insurance, a 401K Plan, and those employee benefits described in the Company's Employment Manual, a copy of which has been previously delivered or made available to Buyer, and except as set forth in Part 3.13 of the Disclosure Letter, the Company (i) has not contributed to any pension, profit sharing, option or other incentive plan or other type of employee benefit plan, (ii) does not maintain or has maintained, is or was a party to, or otherwise participates or participated in, on its own behalf or on behalf of any former employees, any pension, profit sharing, option or other incentive plan or other type of employee benefit plan, or (iii) does not have any obligation to, or customary arrangement with, former employees, if any, for bonuses, incentive compensation, vacation, severance pay, sick pay, sick leave, insurance, service award, relocation, disability or other benefits, whether oral or written.

                           3.14     COMPLIANCE WITH LEGAL REQUIREMENTS;
                                    GOVERNMENTAL AUTHORIZATIONS

                           (a)      Except as set forth in Part 3.14 of the
Disclosure Letter:

                                    (i)    the Company is, and at all times, has
been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                                    (ii)   no event has occurred or circumstance
exists that (with or without notice or lapse of time) in any material respect
(A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                                    (iii)   the Company has not received,
at any time, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any material Legal Requirement, or (B) any actual, alleged, or potential material obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

                           (b)      Part 3.14 of the Disclosure Letter contains
a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company and for which the Company has documentation (those for which documentation is not available are not material to the operations of the Company) (all of which authorizations have been delivered or made available to Buyer). Except as set forth in Part 3.14 of the Disclosure Letter, each Governmental Authorization listed or required to be listed in Part
3.14 of the Disclosure Letter is valid and in full force and effect. Except as set forth in Part 3.14 of the Disclosure Letter:

                                    (i)     the Company is, and at all times has
been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 3.14 of the Disclosure Letter;

                                    (ii)    no event has occurred or
circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter;

                    (iii) the Company has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential material violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                    (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in
Part 3.14 of the Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

                    The Governmental Authorizations listed in Part 3.14 of the Disclosure Letter collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Company to own and use their assets in the manner in which they currently own and use such assets except where the failure to obtain a Governmental Authorization would not result in a material adverse change to the Company.

                    3.15 LEGAL PROCEEDINGS; ORDERS

             (a) Except as set forth in Part 3.15 of the Disclosure Letter, there is no pending Proceeding:

                    (i) that has been commenced by or against the Company that relates to or may affect the business of, or any of the assets owned or used by, the Company; or

                    (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

                    To the Knowledge of Sellers and the Company, no such Proceeding as described above has been Threatened. Company has delivered or made available to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part 3.15 of the Disclosure Letter. The Proceedings listed in Part 3.15 of the Disclosure Letter will not have a material adverse effect on the business, operations, assets, condition, or prospects of the Company.

             (b)    Except as set forth in Part 3.15 of the Disclosure Letter:

                    (i) there is no Order to which the Company, or any of the assets owned or used by the Company, is subject;

                    (ii) Sellers are not subject to any Order that relates to the business of, or any of the assets owned or used by, the Company; and

                    (iii) no officer, director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

             (c)    Except as set forth in Part 3.15 of the Disclosure Letter:

                    (i) the Company is, and at all times has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                    (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is subject; and

                    (iii) the Company has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is or has been subject.

                    3.16 ABSENCE OF CERTAIN CHANGES AND EVENTS

                    Except as set forth in Part 3.16 of the Disclosure Letter, since the date of the Interim Balance Sheet, the Company has conducted its business only in the Ordinary Course of Business and there has not been any:

              (a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

              (b) amendment to the Organizational Documents of the Company;

              (c) payment or increase by the Company of any bonuses, salaries, distributions or other compensation to any stockholder, director, officer, or employee;

              (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

              (e) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company, taken as a whole;

              (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company of more than $10,000, except in the Ordinary Course of Business.

              (g) except in the Ordinary Course of Business, sale, lease, or other disposition of any asset or property (other than inventory in the Ordinary Course of Business) of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of any of the intellectual property assets;

              (h) cancellation or waiver of any claims or rights with a value to the Company in excess of $10,000;

              (i) material change in the accounting methods used by the Company; or

              (j) agreement, whether oral or written, by the Company to do any of the foregoing.

              3.17 CONTRACTS; NO DEFAULTS

              (a) Part 3.17(a) of the Disclosure Letter contains a complete and accurate list, and Company has delivered or made available to Buyer true and complete copies, of:

                    (i) each Applicable Contract that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $15,000;

                    (ii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of $15,000;

                    (iii) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $15,000 and with terms of less than one year);

                    (iv) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                    (v) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

                    (vi) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

                    (vii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Company or any Seller of the Company or limit the freedom of the Company or any Seller of the Company to engage in any line of business or to compete with any Person;

                    (viii) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods and sales commission arrangements for employees;

                    (ix) each power of attorney granted by the Company that is currently effective and outstanding;

                    (x) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

                    (xi) each Applicable Contract for future capital expenditures in excess of $15,000;

                    (xii) each currently effective written warranty, guaranty, indemnity, and or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business;

                    (xiii) each Contract for indebtedness of the Company involving future aggregate payments of more than $10,000; and

                    (xiv) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

             (b) Except as set forth in Part 3.17(b) of the Disclosure
Letter:

                    (i) Sellers (and no Related Person of the Sellers) do not have or may acquire any rights under, and Sellers do not have or may become subject to, any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Company; and

                    (ii) no officer or director of the Company is bound by any Contract that purports to limit the ability of such officer or director to (A) engage in or continue any conduct, activity, or practice relating to the business of the Company, or (B) assign to the Company or to any other Person any rights to any invention, improvement, or discovery.

             (c) Except as set forth in Part 3.17(c) of the Disclosure
Letter, each Contract identified or required to be identified in Part 3.17(a) of the Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its material terms.

             (d)      Except as set forth in Part 3.17(d) of the  Disclosure
Letter:

                    (i) the Company is, and at all times has been, in full compliance with all applicable terms and requirements of each Contract under which the Company has or had any material obligation or liability or by which the Company or any of the material assets owned or used by the Company is or was bound;

                    (ii) each other Person that has or had any material obligation or liability under any Contract under which the Company has or had any rights is in full compliance with all material applicable terms and requirements of such Contract;

                    (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

                    (iv) the Company has not given to or received from any other Person, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Applicable Contract.

            (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Applicable Contracts with any Person and, to Sellers' Knowledge, no such Person has made written demand for such renegotiation.

            (f) The Applicable Contracts relating to the sale or provision of products or services by the Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

             (g) The Company has made available to Buyer true, complete and correct copies of the Contracts required to be set forth in Part 3.17 of the Disclosure Letter.

                           3.18     INSURANCE

                           (a)      Company has made available to Buyer:

                                    (i)     true and complete copies of all
current policies of insurance to which the Company is a party or under which the Company, or any director of the Company, is covered; and

                                    (ii)    true and complete copies of all
pending applications for policies of insurance.

             (b)      Part 3.18(b) of the Disclosure Letter
describes:

                    (i) any self-insurance arrangement by or affecting the Company, including any reserves established thereunder; (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Company; and

                    (iii) all obligations of the Company to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

             (c) There has not been any claim under any insurance policy of the Company since its formation that could reasonably be expected to have a material adverse effect on the Company.

             (d)      Except as set forth on Part 3.18(d) of the Disclosure
Letter:

                    (i) Since its formation the Company has not received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                    (ii) The Company has paid all premiums due, and have otherwise performed all of their obligations, under each policy to which the Company is a party or that provides coverage to the Company or director thereof.

                    (iii) The Company has given notice to the insurer of all claims that may be insured thereby, if failure to make such claim could reasonably be expected to have a material adverse affect on the Company.

                           3.19     ENVIRONMENTAL MATTERS

                           Except as set forth in part 3.19 of the disclosure
letter:

                           (a)      The Company is, and at all times has been,
in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. Neither Sellers or the Company has any basis to expect, nor has any of them received, any actual or Threatened Order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or the Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Sellers, or the Company, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

              (b) There are no pending or, to the Knowledge of Sellers and the Company, Threatened claims, Proceedings or Encumbrances relating to any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which the Company has or had an interest.

              (c) Neither Sellers or the Company has any basis to expect, nor has any of them received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by the Company have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

              (d) The Company has no Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which the Company (or any predecessor), has or had an interest.

              (e) There are no Hazardous Materials present on or in the Environment at the Facilities, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities, or incorporated into any structure therein or thereon. The Company has not permitted or conducted any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company has or had an interest.

              (f) There has been no Release or Threat of Release, of any Hazardous Materials at or from the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which the Company has or had an interest.

              (g) Sellers and Company have delivered or made available to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed by Sellers or the Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by the Company with Environmental Laws.

              (h) There are no underground or above-ground storage tanks, incinerators or surface impoundments at, on, or about under or within any real property operated or controlled, in whole or in part by the Company.

                           3.20     EMPLOYEES

                           (a)      Part 3.20 of the Disclosure Letter contains
a complete and accurate list of the following information for each employee or director of the Company, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since December 31, 1997; vacation accrued; and service credited for purposes of vesting and eligibility to participate under the Company's insurance, medical, welfare, or vacation plan, or any other employee benefit plan.

              (b) No officer or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, between such officer or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an officer or director of the Company, or (ii) the ability of the Company to conduct its business, including any Proprietary Rights Agreement with Sellers or the Company by any such officer or director.

              3.21 LABOR RELATIONS; COMPLIANCE

              The Company has not been or is a party to any collective bargaining or other union labor Contract. There has not been, there is not presently pending or existing, and to Sellers' Knowledge there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Company or its premises, or (c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. Except as set forth in Part 3.21 of the Disclosure Letter, the Company has complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. Except as set forth in Part
3.21 of the Disclosure Letter, the Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

                           3.22     INTELLECTUAL PROPERTY

                           (a)      The Company does not own or licenses for use
any patents, trademarks, trade names, service marks, mask works or copyrights, other than the common trade law names, the common law trade names listed on 3.22 of the Disclosure Letter.

                           (b)      To the Company's and Sellers' Knowledge,
there has not been any actual or alleged infringement or use or misuse by any party of the Company's trade secrets, confidential information or other intellectual property rights, except as set forth on Part 3.22 of the Disclosure Letter.

                           3.23     CERTAIN PAYMENTS

                           Neither the Company or any director or officer of
the Company, or any other person associated with or acting for or on behalf of the Company, has directly or indirectly and in violation of any Legal Requirement (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

                           3.24     DISCLOSURE

                           (a)      No representation or warranty of Sellers in
this Agreement and no statement in the Disclosure Letter knowingly omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                           (b)      No notice given pursuant to Section 5.5 will
contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

                           3.25     RELATIONSHIPS WITH RELATED PERSONS

                           Except as set forth in Part 3.25 of the Disclosure
Letter, neither Sellers or any Related Person of Sellers or of the Company has any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company's business. Neither Sellers or any Related Person of Sellers or of the Company owns (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that (i) has business dealings or a material financial interest in any transaction with the Company, or (ii) engages in competition with the Company with respect to any line of the products or services of the Company (a "Competing Business") in any market presently served by the Company. Except as set forth in Part 3.25 of the Disclosure Letter, neither Sellers or any Related Person of Sellers or of the Company is a party to any Contract with, or has any claim or right against the Company that will survive the Closing.

                           3.26     BROKERS OR FINDERS

                   Sellers, the Company and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

                           3.27     CREDIT LINE; CASH

                           At Closing, (i) there will be no amounts due or
outstanding under the Company's credit line with Wells Fargo Bank and (ii) the Company will have cash available of at least $150,000.

                  4.       REPRESENTATIONS AND WARRANTIES OF ACQUISITION AND
BUYER

                           Acquisition and Buyer (the "Buyer Companies")
jointly and severally represent and warrant to Sellers as follows:

                           4.1      ORGANIZATION; POWER; QUALIFICATION

                           (a)      Acquisition is a corporation duly organized,
validly existing and in good standing under the laws of the State of Delaware and is a wholly-owned subsidiary of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Acquisition and Buyer has full corporate power and authority to conduct its business as it is now being conducted, and to own or use the properties and assets that it purports to own or use. Each of Buyer and Acquisition is duly qualified to do business as a foreign corporation, duly qualified and is in good standing unless the laws of each state and jurisdiction in which either the ownership or use of the properties owned or used by it or the nature of the activities conducted by it requires such qualification, except where the failure to so qualify would not have a material adverse effect on the Buyer or on Acquisition.

                           (b)      Buyer and Acquisition have delivered to
Sellers copies of their respective Organizational Documents as currently in effect.

                           4.2      AUTHORITY

                           (a)      This Agreement constitutes the legal, valid,
and binding obligation of Acquisition and the Buyer, enforceable against Acquisition and the Buyer in accordance with its terms subject to bankruptcy, insolvency or other laws affecting the rights of creditors generally. Acquisition and the Buyer have all right, power, authority, and capacity to execute and deliver this Agreement and to perform their obligations under this Agreement. Acquisition and the Buyer have approved this Agreement in accordance with applicable state corporate law provisions, and such approval is binding.

                           (b)      Neither the execution and delivery of this
Agreement by Buyer and Acquisition nor the consummation or performance of any of the Contemplated Transactions by Buyer and Acquisition will, directly or indirectly (with or without notice or lapse of time):

                                    (i)     contravene, conflict with, or
result in a violation of (A) any provision of the Organizational Documents of the Buyer or Acquisition, or (B) any resolution adopted by the board of directors or the stockholders of the Buyer or Acquisition;

              (ii) result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any material remedy or obtain any material relief under, any Legal Requirement or any Order to which the Buyer or Acquisition, or any of the assets owned or used by the Buyer or Acquisition, may be subject;

              (iii) result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any material Governmental Authorization that is held by the Buyer or Acquisition or that otherwise relates to the business of, or any of the assets owned or used by, the Buyer or Acquisition;

              (iv) result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material contract of Buyer or of Acquisition; or

              (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the material assets owned or used by the Buyer or Acquisition.

              Neither Acquisition or the Buyer is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions, except for those Consents already obtained.

              4.3 CAPITALIZATION

              As of the date hereof, the equity securities of the Buyer consist of 50,000,000 shares of common stock, $.001 par value per share, of which 4,712,372 shares are issued and outstanding (other than those to be issued for acquisitions or in connection with Buyer's IPO). All of the outstanding common stock of the Buyer has been duly authorized and validly issued and is fully paid and nonassessable. The shares of the Buyer's Common Stock to be delivered to Sellers as Merger Consideration pursuant to Section 2.7 will be duly authorized, validly issued, fully paid and non-assessable.

              4.4 BOOKS AND RECORDS

              The books of account, minute books, stock record books, and other records of the Buyer, are complete, in all material respects, and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls.

                           4.5      CERTAIN PROCEEDINGS; ORDERS

                           There is no pending Proceeding that has been
commenced against Buyer or Acquisition that relates to or may affect the business of, or any of the assets owned or used by Buyer or Acquisition or that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's and Acquisition's Knowledge, no such proceeding has been Threatened. There is no Order to which the Buyer or Acquisition, or any of the assets owned or used by either of them, is subject. No officer, director, agent, or employee of the Buyer or Acquisition is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Buyer or Acquisition.

                           4.6      BROKERS OR FINDERS

                           Buyers and Acquisition and their officers and
agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold the Company and Sellers harmless from any such payment alleged to be due by or through Buyer or Acquisition as a result of the action of Buyer and Acquisition or their officers or agents.

                           4.7      DISCLOSURE

                    Buyer has delivered to Sellers disclosure information concerning Buyer, its management, its financial statements, its proposed IPO, its outstanding stock and stock rights, and its proposed acquisitions other than the Contemplated Transactions (collectively the "Disclosure Document"). All of the information in such Disclosure Document is true and correct in all material respects and, together with Buyer's and Acquisition's representations and warranties set forth in this Agreement, do not omit to state a material fact necessary to make the statements therein or herein not misleading.

                  5.       COVENANTS OF SELLERS AND THE COMPANY PRIOR TO
                           CLOSING DATE

                           5.1      ACCESS AND INVESTIGATION

                           Between the date of this Agreement and the Closing
Date, Sellers will, and will cause the Company and its

Representatives to, (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "Buyer's Advisors") full and free access to the Company's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data pertaining to the Company as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information pertaining to the Company as Buyer may reasonably request.

                           5.2      OPERATION OF THE BUSINESS OF THE COMPANY

                           Between the date of this Agreement and the Closing
Date, Sellers will cause the Company to do each of the following except as set forth in Part 5.2 of the Disclosure Letter:

                           (a)      conduct the business of the Company only in
the Ordinary Course of Business;

                           (b)      use reasonable efforts to: preserve intact
the current business organization of the Company; keep available the services of the current officers, employees, and agents of the Company; and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

                           (c)      confer with Buyer concerning operational
matters of a material nature; and

                           (d)      otherwise report periodically to Buyer
concerning the status of the business, operations, and finances of the Company.

                           5.3      NEGATIVE COVENANT

                           Except as otherwise expressly permitted by this
Agreement, between the date of this Agreement and the Closing Date, Sellers will not, and will cause the Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section
3.16 is likely to occur.

                           5.4      REQUIRED APPROVALS; FILINGS

                           Between the date of this Agreement and the Closing
Date, each party hereto will cooperate with the other parties with respect to all filings that any other party elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with the other parties in obtaining any required consents.

                           5.5      NOTIFICATION

                           Between the date of this Agreement and the Closing
Date, Sellers will promptly notify Buyer in writing if Sellers become aware of any fact or condition that causes or constitutes a Breach of any of Sellers' representations and warranties as of the date of this Agreement, or if Sellers become aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Letter if the Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, Sellers will promptly deliver to Buyer a supplement to the Disclosure Letter specifying such change. During the same period, Sellers will promptly notify Buyer of the occurrence of any Breach of any covenant of Sellers in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in
Section 7 impossible or unlikely.

                           5.6      NO NEGOTIATION

                           Until such time, if any, as this Agreement is
terminated pursuant to Section 9, Sellers will not, and the Company will not and each of their Representatives will not directly or indirectly solicit, initiate or encourage, accept or discuss any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company. Sellers or the Company will promptly notify Buyer of any such inquiries or proposals.

                           5.7      BEST EFFORTS

                           Between the date of this Agreement and the Closing
Date, Sellers and the Company will use their Best Efforts to cause the conditions in Section 7 to be satisfied.

                           5.8      RESTRICTIONS ON COMMON STOCK OF BUYER

                    Sellers acknowledge that each certificate representing Buyer's Common Stock acquired pursuant to this Agreement shall bear the following restrictive legend:

                            THE SECURITIES REPRESENTED BY THE CERTIFICATE (THE "SHARES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED WITHOUT ONE OF THE
                            FOLLOWING: (i) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT, OR (ii) AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION, THAT SUCH REGISTRATION IS NOT REQUIRED AS TO SAID SALE, OFFER OR DISTRIBUTION.

Sellers further agree that Sellers will consent to such "lock-up" restriction as may be imposed by the Buyer's underwriter or any entity regulating the issuance of the Buyer's Common Stock in its initial public offering, provided, however that Sellers shall only be required to consent to "lock up" restrictions that are the same as those "lock up" restrictions imposed on principals of companies acquired by Buyer which in no event exceed one (1) year.

                  6.       COVENANTS OF BUYER AND ACQUISITION PRIOR TO
                           CLOSING DATE.

                           6.1      NOTIFICATION

                           Between the date of this Agreement and the Closing
Date, Buyer and Acquisition will promptly notify Sellers in writing if Buyer or Acquisition becomes aware of any fact or condition that causes any statement in the Disclosure Document or any statement therein to become untrue or incomplete in any material respect or causes or constitutes a Breach of any of Buyer's or Acquisition's representations and warranties as of the date of this Agreement, or if Buyer or Acquisition becomes aware of the occurrence after the date of this Agreement or any fact or condition that would, except as expressly contemplated by this Agreement, cause or constitute a Breach of any such representation or warranty or would cause the Disclosure Document or any statement therein to become untrue or incomplete in any material respect.

                           6.2      BEST EFFORTS

                           Between the date of this Agreement and the Closing
Date, Buyer and Acquisition will each use its Best Efforts to cause the conditions in Section 8 to be satisfied.

                           6.3      REQUIRED APPROVALS; FILINGS

                           Buyer and Acquisition shall comply with Section
5.4.

                           6.5      INSURANCE

                    At or before the Closing, Acquisition shall have obtained, or have taken all action necessary to continue the Company's insurance from reliable insurance companies and in amounts at least equal to the insurance coverage amount for the respective type of insurance maintained by the Company and disclosed pursuant to Section 3.18.

                  7. CONDITIONS PRECEDENT TO BUYER'S AND ACQUISITION'S OBLIGATION TO CLOSE

                    Buyer's and Acquisition's obligations to consummate the Merger and to take the other actions required to be taken by Buyer and Acquisition at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer and Acquisition, in whole or in part):

                           7.1      ACCURACY OF REPRESENTATIONS

                           All of Sellers' and the Company's representations
and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, after giving effect to any supplement to the Disclosure Letter subject, however, to the provisions of Section 9).

                           7.2      SELLERS' PERFORMANCE

                           (a)      All of the covenants and obligations that
Sellers and the Company are required to perform or to comply with pursuant to this Agreement at or prior to the Closing, must have been duly performed and complied with in all material respects.

                           (b)      There shall be delivered at Closing (i) the
Employment Agreement with Robert J. Mairena ("Mairena") in the form of Exhibit 7.2(b)(i) (the "Employment Agreement") executed by Mairena; (ii) a Lease Agreement executed by the Company and Mairena in form reasonably acceptable to Buyer; (iii) a certificate executed by Sellers and an officer of the Company representing to Buyer and Acquisition that Sellers' and the Company's representations and warranties in this Agreement were accurate in all material respects as to the date of this Agreement and are accurate in all material respects as of the Closing as if made on the Closing Date; and (iv) each of the other covenants and obligations in the Agreement must have been performed and complied with by Sellers and Company in all respects.


                           7.3              CONSENTS

                           Each of the consents identified in Part 3.2 number
7 of the Disclosure Letter, must have been obtained and must be in full force and effect.

                           7.4      ADDITIONAL DOCUMENTS

                           Each of the following documents must have been
delivered to Buyer:

                           (a)      an opinion of Carney & Delany, LLP, dated
the Closing Date, in a form reasonably acceptable to Buyer;

                           (b)      such other documents as Buyer or its counsel
may reasonably request for the purpose of (i) evidencing the accuracy of any of Sellers' and the Company's representations and warranties, (ii) evidencing the performance by Sellers, the Company, or the compliance by Sellers or the Company with, any covenant or obligation required to be performed or complied with by such party, (iii) evidencing the satisfaction of any condition referred to in this Section 7, or (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

                           7.5      NO PROCEEDINGS

                           Since the date of this Agreement, there must not
have been commenced, pending or Threatened any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

                           7.6 NO CLAIM REGARDING STOCK OWNERSHIP OR MERGER CONSIDERATION

                           There must not have been made or Threatened by any
Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Company, or
(b) is entitled to all or any portion of the Merger Consideration.

                           7.7      NO PROHIBITION

                           Neither the consummation nor the performance of
any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

                           7.8      NO INJUNCTION

                           No preliminary or permanent injunction or other
order by any federal or state court preventing or consummation of the Contemplated Transactions in this Agreement has been issued and continues in effect, and this Agreement and the transactions contemplated hereby are not prohibited under any applicable federal or state law or regulation.

                           7.9      MATERIAL ADVERSE CHANGE

                           There shall have been no material adverse change
in the business, operations, prospects, financial condition or results of the Company.

                           7.10     INITIAL PUBLIC OFFERING

                           Buyer shall have completed its initial public
offering.

                  8. CONDITIONS PRECEDENT TO SELLERS' AND THE COMPANY'S OBLIGATION TO CLOSE

                    Sellers' and the Company's obligations to consummate the Merger and to take the other actions required to be taken by Sellers and the Company at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers and the Company, in whole or in part):

                           8.1      ACCURACY OF REPRESENTATIONS

                           All of Buyer's and Acquisition's representations
and warranties in this Agreement and all statements in the Disclosure Document must have been accurate in all material respects as of their respective dates and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

                           8.2      BUYER'S AND ACQUISITION'S PERFORMANCE

                           (a)      All of the covenants and obligations that
Buyer and Acquisition are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

                           (b)      There shall be delivered to Sellers at
Closing (i) the cash portion of the Merger Consideration in accordance with wire transfer instructions given by Sellers; (ii) certificates evidencing the shares of Common Stock of Buyer constituting the stock portion of the Merger Consideration; (iii) the Employment Agreement with Mairena executed by Acquisition; (iv) the certificate executed by Buyer and Acquisition representing to Sellers that Buyer's and the Acquisition's representations and warranties in this Agreement and all statements in the Disclosure Document were accurate in all material respects as of their respective dates and are accurate in all material respects as of the Closing as if made on the Closing Date; and (v) each of the other covenants and obligations in the Agreement must have been performed and complied with by Buyer and Acquisition in all respects.

                           8.3      ADDITIONAL DOCUMENTS

                           Buyer and Acquisition must have caused the following
documents to be delivered to Sellers:

                           (a)      an opinion of Atlas, Pearlman, Trop &
Borkson, P.A., dated the Closing Date, in a form reasonably acceptable of Sellers;

                           (b)      such other documents as Sellers or their
counsel may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of Buyer or Acquisition, (ii) evidencing the performance by Buyer or Acquisition of, or the compliance by Buyer or Acquisition with, any covenant or obligation required to be performed or complied with by Buyer or Acquisition, (iii) evidencing the satisfaction of any condition referred to in this Section 8, (iv) evidencing compliance with Section 6.5; or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions; and

                           (c)      a certificate executed by Buyer representing
and warranting that none of Richard Case or Joe Hajjar has actual knowledge of any breach by Company or Sellers of any of their representatives or warranties given by Company and/or Sellers herein or in any document delivered before or at closing.

                           8.4              CONSENTS

                           Each of the consents identified in Part 3.2 number
7 of the Disclosure Letter, must have been obtained and must be in full force and effect.

                           8.5      NO PROCEEDINGS

                           Since the date of this Agreement, there must not
have been commenced, pending or Threatened any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

                           8.6      CONSUMMATION OF RELATED TRANSACTIONS

                           On or prior to the Closing Date, (i) each of the
corporations listed on Schedule 8.6 shall have merged with Buyer (or a wholly-owned subsidiary of Buyer) or shall have become a wholly-owned subsidiary of Buyer by the acquisition of all the stock thereof, (ii) the consolidated balance sheet of Buyer upon closing of the acquisitions referred to in clause
(i), shall not be materially and adversely different from the balance sheet included in the proforma financial statements of Buyer as set forth on Schedule 8.6, and (iii) Sellers shall have received a certificate from Buyer stating, that such condition has been satisfied.

                           8.7      INITIAL PUBLIC OFFERING

                           Buyer shall have completed its initial public
offering, as described in the Disclosure Document.

                           8.8      NO INJUNCTION

                           No preliminary or permanent injunction or other
order by any federal or state court preventing or consummation of the Contemplated Transactions in this Agreement has been issued and continues in effect, and this Agreement and the transactions contemplated hereby are not prohibited under any applicable federal or state law or regulation.

                       9.       TERMINATION

                           9.1      TERMINATION EVENTS

                           This Agreement may, by notice given prior to or at
the Closing, be terminated:
                           (a)      by either Buyer and Acquisition or Sellers
and the Company if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been cured or waived within ten (10) days of the date of notification of such Breach;

                           (b)      by Buyer and Acquisition if any of the
conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Sellers and the Company, if any of the conditions in Section 8 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers and the Company to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date;

                           (c)      by mutual consent of Buyer and Acquisition
and Sellers and the Company; or

                           (d)      by either Buyer and Acquisition or Sellers
and the Company if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before September 30, 1998, or such later date as the parties may agree upon.

                           (e)      by either Buyer/Acquisition or
Seller/Company if the other party makes a supplemental disclosure pursuant to
Section 6.1 or Section 5.5, as applicable, and the party receiving the supplemental disclosure determines in its sole discretion that it will terminate this Agreement rather than go forward with the Contemplated Transactions given the information disclosed.

                           A party's right of termination under Section 9.1
is such party's exclusive remedy and only right in any of the circumstances described above in subparts (a) through (e). If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement terminate.

                  10.      COVENANTS FOLLOWING CLOSING

                           10.1     SALES/USE TAX

                           To the extent, if any, that any sales or use tax
is imposed on any of the Contemplated Transactions or any portion thereof, Acquisition shall timely file any and all required returns and pay any and all sales and/or use tax imposed thereon.

                           10.2     REGISTRATION OF MOTOR VEHICLES

                           As soon as is reasonably possible following the
Closing, Acquisition shall register in Acquisition's name all motor vehicles received by Acquisition in the merger transaction hereunder.

                           10.3     REQUIREMENTS FOR TAX-FREE REORGANIZATION

                   Buyer, Acquisition, the Company and Sellers acknowledge and agree that they intend the merger under the Agreement to qualify as a forward triangular merger under Internal Revenue Code Section 368 (a)(2)(D) and related Internal
                                       44

Revenue Code sections and Internal Revenue Service regulations. Buyer and Acquisition agree not to take any action or fail to take any action, the consequence of which would be, or would be likely to be, to cause this merger transaction not to qualify as a Section 368(a)(2)(D) forward triangular merger. In addition to and not in limitation of the foregoing, Buyer and Acquisition will comply with the following until such time as any action to the contrary of any of the following will not adversely impact the treatment of this merger as a tax-free reorganization:

                           (a)      Buyer and Acquisition agree to continue the
historic business of the Company and to use in business a significant portion of the Company's historic business assets.

                           (b)      Buyer agrees that it has no present plan or
intention to, and will not, liquidate Acquisition, merge Acquisition into or with another Person, sell or otherwise dispose of the stock of Acquisition, or cause Acquisition to sell or otherwise dispose of any of the assets of the Company except in the ordinary course of business.

                           10.4     ACCESS TO BOOK AND RECORDS

                           Buyer and Acquisition will allow Sellers and
Sellers' Representatives to have access to the books and records of the Company and Acquisition for any reasonable tax or business purpose related to the Company's operations prior to Closing.

                           10.5     CERTAIN STOCK OPTIONS

                           Following the Closing, Buyer will use reasonable
efforts to establish a Stock Option Plan and, pursuant to the plan, grant options to employees of the Company, other than Sellers, to purchase 26,600 shares of Buyer's Common Stock, subject to adjustment for stock splits and stock dividends.

                  11.      INDEMNIFICATION; REMEDIES

                           11.1     SURVIVAL

                           (a)      All representations, warranties, covenants,
and obligations in this Agreement, the Disclosure Letter and any of the supplements thereto, and any other certificate or document delivered pursuant to this Agreement will survive the Closing until sixteen (16) months from the Closing except for the representations and warranties in Sections 3.3, 3.11, and
3.19 which shall survive for the applicable statute of limitations.

                           (b)      All representations, warranties, covenants,
and obligations of Buyer and Acquisition in this Agreement and any other certificate or document delivered pursuant to this Agreement will survive the Closing for the applicable statute of limitations.

                           11.2     INDEMNIFICATION AND PAYMENT OF DAMAGES BY
                                    SELLERS

                           Subject to the limitations set forth in Section
11.4, Sellers will jointly and severally indemnify and hold harmless Buyer and Acquisition (collectively, the "Indemnified Persons") from any loss, liability, claim, damage (excluding incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' and other professional fees) whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

                           (a)      any Breach of any representation or warranty
made by Sellers in this Agreement, after giving effect to the Disclosure Letter and the supplements thereto, or any other certificate or document delivered by Sellers pursuant to this Agreement;

                           (b)      any Breach by Sellers or the Company of any
covenant or obligation of Sellers or the Company in this Agreement;

                           (c)      any product shipped or any services provided
by Company prior to the Closing Date;

                           (d)      any claim by any Person for brokerage or
finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Sellers or the Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions; and

                           (e)      any matter disclosed in numbers 1, 2 and 5
of Part 3.15 of the Disclosure Letter.

                           11.3     INDEMNIFICATION AND PAYMENT OF DAMAGES BY
                                    BUYER

                           Subject to the limitations set forth in Section
11.4 as applicable, Buyer will indemnify and hold harmless Sellers and Company from any loss, liability, claim, damage (excluding incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' and other professional fees) whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

                           (a)      any Breach of any representation or warranty
made by Buyer and/or Acquisition in this Agreement, after giving effect to any supplemental disclosure, or any other certificate of document delivered by Buyer and/or Acquisition pursuant to this Agreement;

                           (b)      any Breach by Buyer or Acquisition of any
covenant or obligation of Buyer or Acquisition in this Agreement;

                           (c)      any claim by any Person for brokerage or
finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Buyer and/or Acquisition (or any Person acting on behalf of either or both of them) in connection with any of the Contemplated Transactions.

                           11.4     LIMITATIONS

                           (a)      Prior to Closing, no party shall have any
right to indemnification and the provisions of Section 9.1 shall apply and constitute the sole and exclusive remedy of the parties.

                           (b)      Following the Closing, Sellers will have no
liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to or on the Closing Date, other than those in Sections 3.3, 3.11 and 3.19, unless on or before sixteen (16) months from the date of Closing, Buyer notifies Sellers of a claim specifying the factual basis of that claim. A claim with respect to Section 3.3, 3.11 and 3.19 may be made at any time prior to the applicable statute of limitations with respect to such matter.

                           (c)      Following the Closing, Buyer will have no
liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and to comply with prior to or on the Closing Date, unless on or before the expiration of the applicable statute of limitations, Sellers notify Buyer of claims specifying the factual basis of that claim.

                           (d)      Notwithstanding any other provision of this
Agreement, (i) neither Buyer nor Acquisition shall be entitled to indemnification for Damages arising out of matters referred to in Section 11.2 unless and only to the extent that such Damages exceed Seventy-Five Thousand Dollars ($75,000.00); (ii) in no event shall the aggregate liability of Sellers arising out of matters referred to in Section 11.2 exceed Thirty-Five Percent (35%) of the value of the First Merger Consideration, except with respect to Sections 3.3, 3.11 and 3.19, the aggregate liability for breach of any such section shall not exceed the value of the
                                       47

First Merger Consideration (with the shares of Common Stock valued at the IPO price); (iii) in no event shall the aggregate liability of Buyer and Acquisition arising out of matters referred to in Section 11.3(a) exceed the value of the First Merger Consideration received by Sellers in any proceeding in which any claim for Damages is asserted, regardless of the legal theory asserted; (iv) the limitations set forth in subparts (i) and (ii) immediately above shall apply in any proceeding in which any claim for damages is asserted regardless of the legal theory asserted; and (v) the provisions of Section 9.1 and this Section 11 (including Sections 11.1 through 11.7) shall constitute the sole and exclusive remedies of the parties hereto except only in circumstances in which any party has a legally-enforceable right to rescind this Agreement and the Contemplated Transactions, which right of rescission shall remain available to such party.

                           11.5     PROCEDURE FOR INDEMNIFICATION--THIRD PARTY
                                    CLAIMS

                           (a)      Promptly after receipt by an indemnified
party under Sections 11.2 or 11.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnified party's failure to give such notice.

                           (b)      If any Proceeding referred to in Section
11.5(a) is brought against an indemnified party and it gives notice, to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 11 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (ii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within thirty days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

                           (c)      Notwithstanding the foregoing, if an
indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                           11.6     PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS

                           A claim may be asserted by notice to the party
from whom indemnification is sought.

                           11.7     CLAIM WITHIN SIXTEEN MONTHS

                           In the event that a good faith, reasonable claim,
is made by Buyer or Acquisition pursuant to Section 11.2 within sixteen (16) months from the Closing Date, then, out of the Second Merger Consideration, Buyer shall issue in the name of Sellers, but retain in an escrow, the number of shares of Buyer's common stock which, at the IPO price, have a value equal to the reasonably estimated Damages arising from the claim. Such shares shall continue to be held in such escrow until the earlier of resolution of the claim or fifty-nine (59) months after the Closing Date. Upon resolution of the claim, if Sellers are found liable for an amount of Damages, the Merger Consideration shall be reduced by the amount of the Damages and Buyer shall receive from the escrow shares of its Common Stock valued at the IPO price in the amount of the Damages, which shall constitute a
                                       49
reduction in the Merger Consideration. The foregoing provisions of this Section
11.7 shall terminate and all shares of Common Stock held in escrow shall be distributed to Sellers no later than one (1) month before the fifth (5th) anniversary of the Closing Date.

                  12.      GENERAL PROVISIONS

                           12.1     EXPENSES

                           Except as otherwise expressly provided in this
Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants.

                           12.2     PUBLIC ANNOUNCEMENTS

                           Any public announcement or similar publicity with
respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing Sellers shall, and shall cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person other than their professional advisors. Sellers and Buyer will consult with each other concerning the means by which the Company's employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

                           12.3     CONFIDENTIALITY

                           (a)      Between the date of this Agreement and the
Closing Date, Buyer and Sellers will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer, Acquisition and the Company to maintain in confidence, and not use to the detriment of another party or the Company any written, oral, or other information obtained in confidence from another party or the Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by legal proceedings. Notwithstanding the foregoing, Buyer may disclose information about this Agreement, the Sellers, or the Company in connection with its initial public offering and any related obligations therewith.

                           (b)      If the Contemplated Transactions are not
consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

                           12.4     NOTICES

                    All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

Seller or Company:                  Office Solutions, Inc.
                                    5334 East Versailles Court
                                    Orange, CA 92867
Attention:                          Bob Mairena
Facsimile No.:                      (714) 637-6535

with a copy to:                     Jane W. Carney
                                    Carney & Delany, LLP 3801 University
                                    Avenue, Suite 650 Riverside, CA
                                    92501
Facsimile No.:                      (909) 682-6591

Buyer or Acquisition:               Office Center Corporation
                                    38 East 32nd Street
                                    New York, New York 10015
Attention:                          Robert J. Gillon, Jr.
Facsimile No.:                      (212) 686-6623

with a copy to:                     Atlas, Pearlman, Trop & Borkson, P.A.
                                    200 East Las Olas Boulevard, Suite 1900
                                    Fort Lauderdale, Florida 33301
Attention:                          Joel D. Mayersohn, Esq.
Facsimile No.:                      (954) 766-7800


                           12.5     FURTHER ASSURANCES

                           The parties agree (a) to furnish upon request to
each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

                           12.6     WAIVER

                           Neither the failure nor any delay by any party in
exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

                           12.7     ENTIRE AGREEMENT AND MODIFICATION

                           This Agreement supersedes all prior agreements
between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

                           12.8     ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY
RIGHTS

                           Neither party may assign any of its rights under
this Agreement without the prior consent of the other parties; provided, however, that the rights of Sellers under Section 2.7 to the Second Merger Consideration may not be voluntarily assigned by Sellers or either of them and may be transferred only by operation of law, including, without limitation upon death of one or both of the Sellers. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the heirs, successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their heirs, successors and assigns.

                           12.9             SEVERABILITY

                           If any provision of this Agreement is held invalid
or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                           12.10            SECTION HEADINGS, CONSTRUCTION

                           The headings of Sections in this Agreement are
provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement and all subsections or subparts thereof. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

                           Nothing set forth in this Agreement is intended
nor shall be interpreted to be a waiver by any party of the attorney-client privilege in whole or in part.

                           12.11            TIME OF ESSENCE

                           With regard to all dates and time periods set
forth or referred to in this Agreement, time is of the essence.

                           12.12            GOVERNING LAW

                           This Agreement will be governed by the laws of the
State of Delaware without regard to conflicts of laws principles.

                           12.13            DISPUTES

                           Except as set forth below, all disputes of any
nature arising out of or relating to this Agreement, any of the Contemplated Transactions or any of the other documents or agreements related hereto and the matters covered in any of them except the Employment Agreement shall be decided by arbitration pursuant to the applicable Judicial Arbitration and Mediation Service Rules and Procedures in effect in California at the time. Among the disputes that must be submitted to arbitration are those concerning the interpretation, enforcement or alleged breach of this Agreement, as well as those based on the state and/or federal law. The arbitration shall be held in Orange County, California and the substantive laws of the State of

Delaware shall be applied without effect given to that State's or the State of California's choice of law rules. Procedural matters will be governed by the laws of the State of California. Absent manifest error, the decision of the arbitrator shall be final and binding on all parties. The provisions of California Code of Civil Procedure Section 1283.05 are incorporated herein and made applicable to this Section 12.13. The parties agree the injunctive or other equitable relief preventing any breach or otherwise enforcing or rescinding this Agreement may be ordered by the arbitrator. Only matters specifically designated to be determined by an independent accounting firm under Sections 2.7 and 2.8 are exempt from this arbitration provision.

                   In furtherance and not in limitation of the mandatory arbitration provisions set forth above, the parties hereby expressly and irrevocably agree and consent that any legal action, suit or proceeding arising out of or relating to any such arbitration shall be instituted exclusively in a state court sitting in the County of Orange, State of California, and by execution and delivery of this Agreement, each party expressly waives any objection which such party may now have or hereafter may arise to the venue of any such suit, action, or proceeding or to the jurisdiction of such court, and irrevocably and unconditionally consents to the personal jurisdiction of such court in such action, suit or proceeding. The parties each waive personal service of any and all process upon them and consent to all such service of process may be made by certified mail directed to such intended recipient at the address given for notice to that party herein.

                           12.14            COUNTERPARTS

                           This Agreement may be executed in one or more
counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

BUYER:                                              SELLERS:

OFFICE CENTRE CORPORATION                           /s/Robert J. Mairena
                                                       --------------------
                                                        ROBERT J. MAIRENA

By: /s/Robert J. Gillon, Jr.                        /s/Cynthia S. Mairena
   ----------------------------                        ---------------------
    Name: Robert J. Gillon, Jr.                        CYNTHIA S. MAIRENA
    Title:


ACQUISITION:

OFFICE CENTRE YORBA LINDA


By: /s/Robert J. Gillon, Jr.
    ----------------------------
     Name: Robert J. Gillon, Jr.
     Title:


COMPANY:

OFFICE SOLUTIONS, INC.


By: /s/Robert J. Mairena
   -----------------------------
     Name: Robert J. Mairena
     Title: President

                     OFFICE SOLUTIONS BUSINESS PRODUCTS AND
                                 SERVICES, INC.
                    LIST OF DISCLOSURE SCHEDULES AND EXHIBITS

                                    EXHIBITS
                                    --------

Exhibit 7.2(b)(i) Employment Agreement

                                    SCHEDULES
                                    ---------

Schedule 3.2               Authority; No conflict
Schedule 3.6               Real Property; Encumbrances
Schedule 3.8               Accounts Receivable
Schedule 3.10              Liabilities
Schedule 3.11              Taxes
Schedule 3.13              Employee Benefits
Schedule 3.14              Governmental Authorizations
Schedule 3.15              Legal Proceedings; Orders
Schedule 3.16              Absence of Certain Changes and Events
Schedule 3.17              Contracts; No Defaults
Schedule 3.18              Insurance
Schedule 3.19              Environmental Matters
Schedule 3.20              Employees
Schedule 3.21              Labor Relations; Compliance
Schedule 3.22              Intellectual Property
Schedule 3.25              Relationships with Related Persons
Schedule 5.2               Operation of the Business of the Company



                  The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities Exchange Commission upon request.